                                                                   Exhibit 4(Y)

ENDORSEMENT

                                                                MINNESOTA LIFE

MINNESOTA LIFE INSURANCE COMPANY - A Securian Company         Fax 651-665-7942
Annuity Services . A1-9999                                    1-800-362-3141
400 Robert Street North . St. Paul, Minnesota 55101-2098      www.securian.com

This endorsement is issued and becomes part of your Contract. Notwithstanding anything to the contrary in the Contract, annuity payments must begin (i.e., the Annuity Commencement Date or Maturity Date) no later than the first of the month on or following the oldest annuitant's 95th birthday, unless otherwise agreed to by us. You may elect an earlier Annuity Commencement Date, as permitted by your contract.

[
/s/ Gary R. Christensen                                  /s/ Robert L. Senkler

Secretary                                                          President ]

14-70265                                                      Minnesota life 1